Exhibit 99.1

GWS Technologies, Inc. Announces Reverse Stock Split

October 30, 2008 SCOTTSDALE, AZ – GWS Technologies, Inc., (OTC BB: GWSI) an alternative energy company developing and marketing solar and wind-powered renewable energy products and solutions, today announced that the reverse split of its outstanding common stock previously approved by the company’s stockholders and Board of Directors in May 2008 became effective as of 12:01 a.m. PDT on October 30, 2008. The company’s common stock will begin trading on a post-split basis at the opening of the OTC Bulletin Board on October 31, 2008 under the trading symbol GWSC.

As a result of the reverse stock split, the company’s stockholders will receive one new share of the company’s common stock in exchange for every twenty shares. Neither the par value per share of the company’s common stock nor the total number of authorized shares of the company’s common stock will change. No fractional shares of common stock will be issued in connection with the effectiveness of the reverse stock split. Instead, the company will round up and issue a whole share to each affected stockholder.

Additional information about the reverse stock split is available in the company’s filings with the Securities and Exchange Commission, including the Schedule 14(C) Information Statement filed June 10, 2008, and the Quarterly Reports on Form 10-QSB filed June 23, 2008, September 22, 2008 and September 25, 2008, respectively.

About GWS Technologies, Inc.

GWS stands for GreenWindSolar. Our products and solutions are part of the new "microgeneration" movement that is transforming the way everyday people provide for their energy needs. Through a growing line of solar and wind-powered products ranging from handheld devices that can recharge an iPod to wind turbines for point-of-use alternative energy generation, GWS is leading the way in the emerging microgeneration marketplace. The company was founded in 2005 and is headquartered in Scottsdale, Arizona.

Safe Harbor Statement:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

CONTACT:

Stuart T. Smith

P. 512-267-2430

F. 512-267-2530

SSmith@SmallCapVoice.com

www.SmallCapVoice.com

Source: GWS Technologies, Inc.